EXHIBIT 99.1

PRESS RELEASE

Contact:	Kenneth Smith
Chief Financial Officer

CIRCOR International, Inc.
781-270-1200

CIRCOR Announces Second Quarter Results

•	Net earnings of $0.40 posted for quarter; consistent with expectations

•	Orders and backlog continue to climb as all key markets show strength

•	Changes in operating management bring needed skills to improve performance

BURLINGTON, MA, August 1, 2006

CIRCOR International, Inc. [NYSE:CIR], a leading provider of valves and other fluid control devices for the instrumentation, aerospace, industrial and energy markets, today announced results for its second quarter ended July 2, 2006.

Net income for the second quarter of 2006 was $6.5 million, or $0.40 per diluted share, compared to $6.2 million, or $0.38 per diluted share, for the 2005 second quarter. Revenues for the 2006 second quarter were $144.4 million, an increase of 22% from $118.7 million in the second quarter of 2005.

The earnings per share for the second quarter 2006 includes a $0.01 charge for the adoption of FAS 123R, the expensing of stock options.

For the six months ended July 2, 2006, net income was $11.6 million, or $0.71 per diluted share. Net income for the six months ended July 3, 2005, totaled $11.3 million, or $0.70 per diluted share. Revenues for the first six months of 2006 were $271.7 million, an increase of 23% from $220.9 million for the first six months of 2005. The earnings per share for the six months ended July 2, 2006, includes a $0.02 charge for the adoption of FAS 123R, the expensing of stock options.

The Company received orders totaling $196.1 million during the second quarter 2006, an increase of 88% over the same period in 2005. Backlog at July 2, 2006, reached another record of $293.1 million, up 128% over July 3, 2005 backlog and sequentially increasing 21% over the first quarter of 2006. Excluding acquisitions completed during the past 12 months, orders increased 52% and backlogs rose 75% compared to second quarter 2005.

The Company indicated that higher shipment levels helped drive its second quarter results slightly above the guidance provided in the Company’s May 1, 2006 press release and May 2, 2006 investor conference call. The Company’s Chairman and Chief Executive Officer, David A. Bloss, Sr., said, “Our results for the quarter reflect the shipment growth from acquisitions, our

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Energy Products segment and increased business activity in the power generation and commercial HVAC markets. Despite the variable pattern of large project order bookings within our Energy Products segment, quotation activity remains strong and our backlogs continue to be well ahead of last year in substantially all of the Company’s primary markets.”

For the six months ended July 2, 2006, the Company’s free cash flow was a use of $4.8 million (defined as net cash used in operating activities, less capital expenditures and dividends paid) and included investment in working capital to support the strong order growth. The acquisitions of Sagebrush Pipeline Equipment Company and Hale-Hamilton during the first quarter 2006 used a combined $61 million in cash and necessitated the Company’s drawing upon its revolving credit facility, contributing to the Company having a 16% net debt to net capitalization ratio at the end of the second quarter.

CIRCOR’s Instrumentation and Thermal Fluid Controls Products segment revenues were $79.5 million for the second quarter, an increase of 26% over revenues of $62.9 million in the same period last year and up 23% on a year-to-date basis, primarily due to acquisitions. Excluding acquisitions, incoming orders for this segment were up 12% compared to the second quarter last year, while backlog at quarter-end increased 35% versus last year. This segment’s operating margin for the second quarter decreased to 8.6% compared to 12.2% during the same period last year as production and supply issues continue to be resolved. Mr. Bloss noted, “The results for this segment benefited from stronger industrial market conditions that were partially offset by the costs associated with higher metal costs, supplier capacity constraints, developing low-cost country supply sources, upgrading management talent, and rebuilding our manufacturing processes with lean and Six Sigma.”

Revenues for the Company’s Energy Products segment increased 16% to $64.9 million from $55.7 million in the second quarter of last year and were up 24% on a year-to-date basis primarily due to its Sagebrush acquisition and the increase in global oil and gas project activity. Excluding acquisitions, incoming orders for the second quarter rose 110% and ending backlog increased of 112% compared to the same periods last year. Worldwide market conditions for oil and gas projects continue to be strong. This segment’s operating margin grew 100 basis points to 11.4% for the second quarter of 2006, compared to the same period last year, and sequentially rose 100 basis points from the first quarter of 2006.

Mr. Bloss commented, “Our Energy Products segment achieved impressive results this quarter as we ramped up production to meet demand in the oil and gas industry. We expect this trend to continue due to the strong quotation activity and large project engineering work we are experiencing. Our Instrumentation and Thermal Fluid Controls segment continues to struggle from a profitability standpoint even though its markets are steadily improving. Operationally, this segment has been our biggest challenge, requiring key management changes to obtain the skills needed to design and implement significant process changes. Although the new teams have yet to fully complete their initial reviews and evaluations, we continue to expect improved operating results during the second half of this year.”

CIRCOR provided guidance for its third quarter 2006 results, indicating it expects earnings to be in the range of $0.42 to $0.45 per diluted share excluding special charges but including a non-cash charge of approximately $0.01 per diluted share for the adoption of FAS 123R relating to expensing of stock options. The guidance compares favorably to earnings of $0.29 per diluted

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share in the third quarter last year, which excluded a $0.02 special charge for plant consolidation costs. The Company does expect to record a pre-tax special charge in the third quarter 2006 of approximately $0.5 million representing a curtailment cost related to the Company freezing benefits under its qualified U.S. pension plan as of July 1, 2006.

CIRCOR International has scheduled a conference call to review its results for the second quarter 2006 on Wednesday, August 2, 2006 at 10:30 a.m. ET. Interested parties may access the call by dialing (800) 475-3716 for US & Canada and (719) 457-2728 for International locations. A replay of the call will be available from 1:30 p.m. ET on August 2, 2006 through midnight on Tuesday, August 8, 2006. To access the replay, interested parties can dial (888) 203-1112 or (719) 457-0820 and enter confirmation code # 4415765 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on Tuesday, August 1, 2006 by 6:00 p.m. ET. The presentation slides may be downloaded from the Quarterly Earnings page of the Investors section on the CIRCOR Website: http://www.CIRCOR.com. An audio recording of the conference call also is expected to be posted on the Company’s website by August 7, 2006.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, aerospace, industrial and energy markets. CIRCOR’s executive headquarters are located at 25 Corporate Drive, Burlington, MA 01803.

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (SEC). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results, performance or achievements may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets, changes in the price of and demand for oil and gas in both domestic and international markets, variability of raw material and component pricing, fluctuations in foreign currency exchange rates, our ability to continue successfully defending product liability actions and our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our acquisition strategy. We advise you to read further about these and other risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Six Months Ended
	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
Net revenues	$144,389	$118,657	$271,684	$220,895
Cost of revenues	102,268	84,121	191,225	153,418

GROSS PROFIT	42,121	34,536	80,459	67,477
Selling, general and administrative expenses	31,409	24,043	61,259	48,134
Special charges	—	133		437

OPERATING INCOME	10,712	10,360	19,200	18,906

Other (income) expense:
Interest income	(89)	(229)	(197)	(314)
Interest expense	1,553	896	2,686	1,768
Other (income) expense, net	(248)	204	(380)	23

Total other expense	1,216	871	2,109	1,477

INCOME BEFORE INCOME TAXES	9,496	9,489	17,091	17,429
Provision for income taxes	3,038	3,321	5,469	6,100

NET INCOME	$6,458	$6,168	$11,622	$11,329

Earnings per common share:
Basic	$0.40	$0.39	$0.73	$0.73
Diluted	$0.40	$0.38	$0.71	$0.70

Weighted average common shares outstanding:
Basic	15,968	15,676	15,911	15,597
Diluted	16,332	16,171	16,266	16,089

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Six Months Ended
	July 2, 2006	July 3, 2005
OPERATING ACTIVITIES
Net income	$11,622	$11,329
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,788	5,183
Amortization	1,082	265
Compensation expense of stock-based plans	1,580	475
(Gain) loss on sale of assets held for sale	—	—
(Gain) loss on disposal of property, plant and equipment	(80)	20
Equity in undistributed income of affiliates	(8)	(105)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(8,472)	(5,793)
Inventories	(24,471)	(9,745)
Prepaid expenses and other assets	(1,213)	(290)
Accounts payable, accrued expenses and other liabilities	13,876	18,793

Net cash provided by operating activities	(296)	20,132

INVESTING ACTIVITIES
Additions to property, plant and equipment	(3,320)	(6,804)
Proceeds from disposal of property, plant and equipment	304	7
Proceeds from sale of assets held for sale	100	—
Business acquisitions, net of cash acquired	(60,989)	(42,093)
Purchase of investments	(5,734)	—
Proceeds from sale of investments	3,195	—

Net cash used in investing activities	(66,444)	(48,890)

FINANCING ACTIVITIES
Proceeds from debt borrowings	65,547	2,645
Payments of debt	(7,038)	(3,135)
Dividends paid	(1,195)	(1,175)
Proceeds from the exercise of stock options	1,708	2,756
Tax effect of share based compensation	957

Net cash used in financing activities	59,979	1,091

Effect of exchange rate changes on cash and cash equivalents	1,615	(1,717)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(5,146)	(29,384)
Cash and cash equivalents at beginning of year	31,112	58,653

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$25,966	$29,269

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	July 2, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$25,966	$31,112
Investments	2,639	86
Trade accounts receivable, less allowance for doubtful accounts of $2,293 and $1,943, respectively	97,327	77,731
Inventories	144,043	107,687
Prepaid expenses and other current assets	6,454	3,705
Deferred income taxes	4,100	4,328
Assets held for sale	3,166	1,115

Total Current Assets	283,695	225,764

Property, Plant and Equipment, net	71,306	63,350

Other Assets:
Goodwill	169,359	140,179
Intangibles, net	36,859	20,941
Other assets	18,437	10,146

Total Assets	$579,656	$460,380

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$70,813	$49,736
Accrued expenses and other current liabilities	37,498	26,031
Accrued compensation and benefits	12,944	14,509
Income taxes payable	2,614	3,418
Notes payable and current portion of long-term debt	23,371	27,213

Total Current Liabilities	147,240	120,907

Long-Term Debt, net of current portion	69,570	6,278
Deferred Income Taxes	15,295	11,237
Other Non-Current Liabilities	14,073	11,235
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 15,997,494 and 15,823,529 issued and outstanding, respectively	160	158
Additional paid-in capital	219,361	215,274
Retained earnings	92,745	82,318
Accumulated other comprehensive income	21,212	12,973

Total Shareholders’ Equity	333,478	310,723

Total Liabilities and Shareholders’ Equity	$579,656	$460,380

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Six Months Ended
	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
ORDERS
Instrumentation & Thermal Fluid Controls	$82,707	$62,087	$169,971	$128,521
Energy Products	113,440	42,188	229,419	87,713

Total orders	$196,147	$104,275	$399,390	$216,234

	July 2, 2006	December 31, 2005
BACKLOG
Instrumentation & Thermal Fluid Controls	$113,972	$84,019
Energy Products	179,126	58,137

Total backlog	$293,098	$142,156

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2005					2006
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	YTD
NET REVENUES
Instrumentation & Thermal Fluid Controls (TFC)	$61,025	$62,908	$59,031	$68,312	$251,276	$72,434	$79,470	$151,904
Energy Products	41,213	55,749	50,191	52,102	199,255	54,861	64,919	119,780

Total	102,238	118,657	109,222	120,414	450,531	127,295	144,389	271,684

OPERATING MARGIN

Instrumentation & TFC	14.8%	12.1%	9.4%	9.5%	11.4%	9.1%	8.6%	8.9%
Energy Products	8.0%	10.7%	11.3%	9.5%	10.0%	10.4%	11.4%	11.0%
Segment operating margin	12.0%	11.5%	10.3%	9.5%	10.8%	9.7%	9.9%	9.8%
Corporate expenses	-3.4%	-2.6%	-3.3%	-3.2%	-3.1%	-3.0%	-2.5%	-2.7%
Special charges	-0.3%	-0.1%	-0.5%	-0.6%	-0.4%	0.0%	0.0%	0.0%
Total operating margin	8.4%	8.7%	6.6%	5.8%	7.3%	6.7%	7.4%	7.1%
OPERATING INCOME

Instrumentation & TFC (excl. special & unusual charges)	9,004	7,641	5,532	6,517	28,694	6,595	6,861	13,456
Energy Products (excl. special & unusual charges)	3,290	5,957	5,680	4,932	19,859	5,702	7,429	13,131

Segment operating income (excl. special & unusual charges) 12,294	13,598	11,212	11,449	48,553	12,297	14,290	26,587
Corporate expenses	(3,443)	(3,105)	(3,553)	(3,817)	(13,918)	(3,809)	(3,578)	(7,387)
Special charges	(305)	(133)	(496)	(696)	(1,630)	—		—

Total operating income	8,546	10,360	7,163	6,936	33,005	8,488	10,712	19,200

INTEREST EXPENSE, NET	(787)	(667)	(728)	(628)	(2,810)	(1,024)	(1,464)	(2,488)
OTHER (EXPENSE) INCOME, NET	181	(204)	(174)	53	(144)	131	248	379

PRETAX INCOME	7,940	9,489	6,261	6,361	30,051	7,595	9,496	17,091
PROVISION FOR INCOME TAXES	(2,779)	(3,321)	(1,955)	(1,613)	(9,668)	(2,431)	(3,038)	(5,469)

EFFECTIVE TAX RATE	35.0%	35.0%	31.2%	25.4%	32.2%	32.0%	32.0%	32.0%
NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,164	$6,458	$11,622

Weighted Average Common Shares Outstanding (Diluted)	16,054	16,171	16,228	16,172	16,019	16,197	16,332	16,266
EARNINGS PER COMMON SHARE (Diluted)	$0.32	$0.38	$0.27	$0.29	$1.27	$0.32	$0.40	$0.71

EARNINGS PER COMMON SHARE (Diluted)excluding special charges	$0.33	$0.39	$0.29	$0.33	$1.34	$0.32	$0.40	$0.71

EBIT	$8,727	$10,156	$6,989	$6,989	$32,861	$8,619	$10,960	$19,579
Depreciation	2,597	2,586	2,450	2,192	9,825	2,619	3,169	5,788
Amortization of intangibles	38	227	65	258	588	515	567	1,082

EBITDA	$11,362	$12,969	$9,504	$9,439	$43,274	$11,753	$14,696	$26,449

EBITDA AS A PERCENT OF SALES	11.1%	10.9%	8.7%	7.8%	9.6%	9.2%	10.2%	9.7%

CAPITAL EXPENDITURES	$3,668	$3,136	$4,649	$3,568	$15,021	$1,578	$1,742	$3,320

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2005					2006
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(412)	$12,565	$5,307	$10,487	$27,947	$(5,213)	$402	$(4,811)

ADD: Capital expenditures	3,668	3,136	4,649	3,568	15,021	1,578	1,742	3,320
Dividends paid	586	589	590	593	2,358	595	600	1,195

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$3,842	$16,290	$10,546	$14,648	$45,326	$(3,040)	$2,744	$(296)

NET (CASH) DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS INVESTMENTS]	$15,367	$10,371	$2,054	$2,293	$2,293	$68,271	$64,336	$64,336
ADD: Cash and cash equivalents	24,942	29,269	39,154	31,112	31,112	27,069	25,966	25,966
Investments	4,117	4,026	4,308	86	86	—	2,639	2,639

TOTAL DEBT	$44,426	$43,666	$45,516	$33,491	$33,491	$95,340	$92,941	$92,941

NET DEBT AS % OF NET CAPITALIZATION	4.9%	3.3%	0.7%	0.7%	0.7%	17.7%	16.2%	16.2%
NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH AND CASH EQUIVALENTS, LESS INVESTMENTS]	$313,378	$310,514	$309,763	$313,016	$313,016	$385,659	$397,814	$397,814
LESS: Total debt	(44,426)	(43,666)	(45,516)	(33,491)	(33,491)	(95,340)	(92,941)	(92,941)
ADD: Cash and cash equivalents	24,942	29,269	39,154	31,112	31,112	27,069	25,966	25,966
Investments	4,117	4,026	4,308	86	86	—	2,639	2,639

TOTAL SHAREHOLDERS’ EQUITY	298,011	300,143	307,709	310,723	310,723	317,388	333,478	333,478
ADD: Total debt	44,426	43,666	45,516	33,491	33,491	95,340	92,941	92,941

TOTAL CAPITAL	$342,437	$343,809	$353,225	$344,214	$344,214	$412,728	$426,419	$426,419

TOTAL DEBT / TOTAL CAPITAL	13.0%	12.7%	12.9%	9.7%	9.7%	23.1%	21.8%	21.8%
EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$8,727	$10,156	$6,989	$6,989	$32,861	$8,619	$10,960	$19,579
LESS: Interest expense, net	(787)	(667)	(728)	(628)	(2,810)	(1,024)	(1,464)	(2,488)
Provision for income taxes	(2,779)	(3,321)	(1,955)	(1,613)	(9,668)	(2,431)	(3,038)	(5,469)

NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,164	$6,458	$11,622

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$11,362	$12,969	$9,504	$9,439	$43,274	$11,753	$14,696	$26,449
LESS:
Interest expense, net	(787)	(667)	(728)	(628)	(2,810)	(1,024)	(1,464)	(2,488)
Depreciation	(2,597)	(2,586)	(2,450)	(2,192)	(9,825)	(2,619)	(3,169)	(5,788)
Amortization of intangibles	(38)	(227)	(65)	(258)	(588)	(515)	(567)	(1,082)
Provision for income taxes	(2,779)	(3,321)	(1,955)	(1,613)	(9,668)	(2,431)	(3,038)	(5,469)

NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,164	$6,458	$11,622

INCOME EXCLUDING SPECIAL CHARGES [NET INCOME LESS SPECIAL CHARGES, NET OF TAX]	$5,359	$6,254	$4,647	$5,268	$21,489	$5,164	$6,458	$11,622
LESS: Special charges, net of tax	(198)	(86)	(341)	(520)	(1,106)	—	—	—

NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,164	$6,458	$11,622

Weighted average common shares outstanding (diluted)	16,054	16,171	16,228	16,172	16,019	16,197	16,332	16,266
EARNINGS PER SHARE EXCLUDING SPECIAL CHARGES	$0.33	$0.39	$0.29	$0.33	$1.34	$0.32	$0.40	$0.71